UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2005

               SKYLYNX COMMUNICATIONS, INC.,
(Exact name of registrant as specified in its charter)

Delaware	0-27635	37-1465836
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

500 John Ringling Boulevard, Sarasota, Florida 34242
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 388-2882

________________________________________________
(Former name or former address, if changed since last report)

ITEM 8.01.	OTHER EVENTS

          On June 27, 2005, SkyLynx Communications, Inc. the (the "Company") executed an Amendment No. 1 to the Agreement and Plan of Merger (the "Amendment") between and among the Company, an acquisition subsidiary SkyLynx Acquisition Company ("SAC"), and ADTECH Systems, Inc., a Texas corporation ("ADTECH").

          The Amendment provides that the closing of the Company's acquisition of ADTECH as set forth in the original Agreement and Plan of Merger shall occur no later than August 15, 2005.

          All other terms and conditions of the Agreement and Plan of Merger remain unchanged.
ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits

Item	Title

1.0	Amendment No. 1 to the Merger Agreement, dated June 27, 2005

SIGNATURE

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKYLYNX COMMUNICATIONS, INC.
Date: June 29, 2005	By: /s/ Gary L. Brown Gary L. Brown, President and Chief Executive Officer